As filed with the Securities Exchange Commission on May 6, 2019

Registration No. 333-_________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	35-2177773
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Merritt 7 Corporate Park, Norwalk, CT	06851
(Address of Principal Executive Offices)	(Zip Code)

Reeds, Inc. Amended and Restated 2017 Incentive Compensation Plan

(Full title of the plan)

Valentin Stalowir

Chief Executive Officer

201 Merritt 7 Corporate Park
Norwalk, CT 06851

(Name and address of agent for service)

(203) 890-0557

(Telephone number, including area code, of agent for service)

with copies to:

Ruba Qashu

Libertas Law Group, Inc.

225 Santa Monica Blvd., 5th Floor

Santa Monica, CA 90061

(949) 355-5405

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.

Large accelerated filer	[ ]	Accelerated filer [ ]
Non-accelerated filer	[ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	3,500,000	$3.70	$12,950,000	$1,569.54

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”) this registration statement shall also cover such indeterminate number of additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the Registrant’s outstanding shares to be offered pursuant to the applicable plan described herein.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h)(1) of the Securities Act based on the average of the high and low prices of the Registrant’s common stock on the NYSE American on May 3, 2019.

EXPLANATORY NOTE

The Registrant previously filed a registration statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) on January 29, 2018 (File No. 333-222741) (the “Original Registration Statement”), whereby the Registrant registered 3,000,000 shares of common stock, $0.0001 par value per share, which were reserved for issuance in respect of awards to be granted under the Reeds, Inc. 2017 Incentive Compensation Plan (the “Plan”). On October 19, 2018, the Registrant’s board of directors adopted the Reeds, Inc. Amended and Restated 2017 Incentive Compensation Plan (the “Amended and Restated Plan”), effective upon stockholder approval, which was received on December 13, 2018, in order to, among other things, increase the number of shares of common stock reserved for issuance in respect of awards to be granted under the Plan from 3,000,00 shares of common stock to an aggregate of 6,500,00 shares of common stock. This registration statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering the additional 3,500,000 shares of common stock that are issuable under the Amended and Restated Plan. These 3,500,000 shares of common stock are additional securities of the same class as other securities for which the Original Registration Statement was filed with the SEC. Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC by Reed’s, Inc., a Delaware corporation (the “Registrant”), are incorporated herein by reference as of their respective dates:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on April 1, 2019;

(b)	The Registrant’s Current Report on Form 8-K as filed with the SEC on April 30, 2019; and

(c)	the description of the Registrant’s common stock set forth under the heading “Description of Securities” in the prospectus forming part of its registration statement on Form S-1 (File No. 333-221059), originally filed with the SEC on October 23, 2017, as amended on November 21, 2017, December 1, 2017 and December 4, 2017, and as may be further amended, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the respective filing dates of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Registration Statement on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Norwalk, Connecticut on May 6, 2019.

REED’S, INC.

/s/ Valentin Stalowir
Valentin Stalowir
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Reed’s, Inc. hereby constitutes and appoints Valentin Stalowir, his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Valentin Stalowir	Chief Executive Officer	May 6, 2019
Valentin Stalowir	(Principal Executive Officer)

/s/ Iris Snyder	Chief Financial Officer	May 6, 2019
Iris Snyder	(Principal Financial Officer))

/s/ John Bello	Chairman of the Board	May 6, 2019
John Bello

/s/ Christopher J. Reed	Chief Innovation Officer & Director	May 6, 2019
Christopher J. Reed

/s/ James C. Bass	Director	May 6, 2019
James C. Bass

/s/ Lewis Jaffe	Director	May 6, 2019
Lewis Jaffe

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Form of common stock certificate (Incorporated by reference to Exhibit 4.1 to Reed’s, Inc.’s Registration Statement on Form SB-2 (File No. 333-120451)).

4.2	Reeds, Inc. Amended and Restated 2017 Incentive Compensation Plan, filed herewith.

5.1	Opinion of Libertas Law Group, Inc., filed herewith.

23.1	Consent of Weinberg & Company, PA, filed herewith.

23.2	Consent of Libertas Law Group, Inc. (filed as part of Exhibit 5.1).